Exhibit 10.1

AMENDMENT TO LOAN AGREEMENT

This Amendment to the LOAN AGREEMENT ( the “Amendment”) between CITY FIRST CAPITAL PTY LTD A.C.N. 667 872 479 of 1/20 Clifford Street, Mosman NSW 2088 (the “Lender”) and Blue Gold Limited 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1- 1108, Cayman Islands (the “Borrower”; together with the Lender, the “Parties” and, each, a “Party”) is effective as of November 17, 2025 (the “Effective Date”). Capitalized terms used but not defined have the meaning ascribed to such term in the Original Agreement.

BACKGROUND

A.	The Parties entered into that certain Loan Agreement dated 4 November 2025 (the “Original Agreement”).

B.	Pursuant to Clause 15.1 of the Original Agreement, the Original Agreement may be amended by a written instrument signed by both Parties.

C.	Both Parties desire to enter into the Amendment and by executing the Amendment, the Parties agree as follows:

AGREEMENT

1.	Amendments:

a.	Clause 3.6 is amended and restated as follows:

Either Party may cancel this Agreement prior to Drawdown and have no further financial obligation to the other, other than the Establishment Fee, if the Conditions Precedent have not been met by the 16th of December 2025.

b.	Schedule 2 – Reference Section – Commercial Details, the definition of Establishment Fee is amended and restated as follows:

Establishment Fee: 250,000 Ordinary Shares of the Borrower (the “Establishment Shares”) due on signing this document, but to be settled with the issue of the Establishment Shares no later than the 1st of December 2025.

2.	Miscellaneous:

a. Full Force and Effect References to Original Agreement. Except as expressly modified by this Amendment, the Original Agreement remains unmodified and is in full force and effect and binding upon the Parties. All of the representations warranties covenants terms and conditions of the Original Agreement are unaffected by this Amendment and shall continue to be and remains in full force and effect in accordance with their respective terms as if fully restated in this Amendment This Amendment shall inure to the benefit of and be binding upon the undersigned Parties and their respective legal representatives successors and assigns. All references to “this Agreement” in the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment.

b. Counterparts. This Amendment may be executed in counterparts each of which shall be an original for all purposes and all of which counterparts taken together shall constitute one agreement. Signatures to this Amendment executed and/or transmitted by electronic means shall be valid and effective to bind the parties.

c. Governing Law. This Amendment and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New South Wales.

d. Definitions. All capitalized terms not otherwise defined are used with the respective definitions given them in the Original Agreement.

e. Entire Agreement. The Original Agreement, as amended by this Amendment, contains the entire agreement of the parties with respect of the subject and supersedes all prior conversations discussions and agreements relating to the subject matter of this Amendment.

[Signature Page to Follow]

Each Party has executed this Amendment to be effective as of the Effective Date.

SIGNED by CITY FIRST CAPITAL

as the Lender in accordance
section 127 of the Corporations Act 2001 (Cth)

By:	/s/ Mehment E Erdogan
Name:	Mehment E Erdogan

SIGNED by a Director of BLUE GOLD LIMITED
as the Borrower in accordance section
127 of the Corporations Act 2001 (Cth):

By:	/s/ Andrew Cavaghan
Name:	Andrew Cavaghan
Title:	Director

3